THE JORDAN COMPANY

                               FOURTH RESTATEMENT,
                      dated as of December 31, 1996, of the
                  ARTICLES AND AGREEMENT OF GENERAL PARTNERSHIP

                        Effective as of February 1, 1982

               The undersigned, consisting of THE JOHN W. JORDAN II REVOCABLE TRUST, DAVID W. ZALAZNICK and LEUCADIA, INC., a New York corporation (hereinafter referred to collectively as the "Partners" and individually as a "Partner"), hereby restate in their entirety the terms of a general partnership (hereinafter called the "Partnership") formed by John W. Jordan II, David W. Zalaznick and Leucadia, Inc. as of February 1, 1982 (as heretofore restated). The Partnership shall be governed by, and operated pursuant to, the terms and provisions hereinafter set forth.
                                    ARTICLE I

                                  ORGANIZATION
                                  ------------

     Section 1.1.  Formation and Name of Partnership
     -----------------------------------------------

               The parties do hereby form a partnership pursuant to the provisions of the Partnership Law of the State of New York to engage, for the period and upon the terms and conditions hereinafter set forth, in the business of generating fees by seeking out attractive businesses for acquisition; arranging the terms of acquisition and the financing thereof and assisting the management of such businesses after acquisition (the companies




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     acquiring such businesses are hereinafter collectively called the
     "Clients" and individually as a "Client"). The Partnership business shall be conducted under the name The Jordan Company.

     Section 1.2.  Purposes and Powers
     ---------------------------------

               The purposes for which the Partnership is formed are as follows:

               (a) to seek out attractive businesses (other than in the financial services area) for acquisition (herein referred to as "Buy-Outs") for Clients, to arrange the terms of the Buy-Outs, to arrange financing to effect the Buy-Outs for Clients, to negotiate opportunities to invest in Clients in connection with the Buy-Outs, to assist Clients in the management and financing of their businesses after Buy-Outs, and to perform investment banking services generally;

               (b) to hold, maintain and/or invest all or any part of the assets, properties or funds of the Partnership in cash or in cash equivalents, including, without limitation, interest-bearing securities of the United States of America or any agency or instrumentality thereof, or other governmental securities, high-rated state and municipal bonds and debt obligations of U.S. national banks;

               (c) to lend (for any term or period, whether or not beyond the term of the Partnership hereunder) any of its assets, properties or funds, either with or without security;

               (d) to open, maintain and close accounts, including margin accounts, with brokers;

               (e) to open, maintain and close bank accounts and draw checks and other orders for the payment of monies;

               (f) to engage appraisers, accountants, custodians, investment advisors, attorneys and all other agents and assistants, both professional and non-professional, and to compensate them in such amounts as may be necessary or advisable;

               (g) to enter into, make and perform all contracts, agreements and other undertakings as may be reasonably necessary or advisable or incident to carrying out its purposes; and

               (h) to sue, prosecute, settle or compromise claims against third parties, to compromise, settle or accept judgment or claims against the Partnership and to execute all documents and to make all representations and waivers in connection therewith.

               In furtherance of the aforesaid purposes, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment thereof, alone or with others, as principal or agent.

     Section 1.3.  Principal Office
     ------------------------------

               The principal place of business of the Partnership shall be at 9 West 57th Street, New York, New York 10019, or at

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


     such place as may be designated by a Managing Partner (hereinafter defined).

     Section 1.4.  Term
     ------------------

               The Partnership shall commence as of the date hereof and shall continue until dissolved as provided in Section 5.4 hereof.

     Section 1.5.  Definitions
     -------------------------

               (a) For purposes of this Agreement, the following terms (in addition to other terms defined herein) shall have the following meanings:

               "Additional Capital Contributions" shall have the meaning set forth in Section 3.3 hereof.

               "Affiliate" shall mean a natural person, partnership, corporation or other entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another person, partnership, corporation or other entity.

               "Bankruptcy" with respect to any Partner shall mean an adjudication that the Partner is bankrupt or insolvent, the admission by the Partner of inability to pay debts as they mature, the making by the Partner of an assignment for the benefit of creditors, the filing by the Partner of a petition in bankruptcy or a petition for relief under any section of the United States Federal Bankruptcy Act or any other applicable

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


     state insolvency statute or an answer admitting or failing to deny the allegations of such petition, the filing against the Partner of any such petition unless such petition is discharged, vacated or stayed within 60 days from the date of filing thereof, the appointment of a trustee, conservator or receiver for all or a substantial part of the Partner's assets unless such appointment is discharged, vacated or stayed within 60 days from its effective date, or the imposition of a judicial or statutory lien on all or a substantial part of the Partner's assets unless such lien is discharged or vacated or the enforcement thereof stayed within 60 days from its effective date.

               "Capital Accounts" shall have the meaning set forth in
     Section 3.1 hereof.

               "Capital Contributions" shall mean, with respect to any Capital Account, the sum of the Initial Capital Contribution and any Additional Capital Contributions made with respect to such Capital Account.

               "Committee" shall mean the four individuals then serving, one of whom shall be appointed by each Managing Partner so long as there are two Managing Partners (initially John W. Jordan II as appointee of The John W. Jordan II Revocable Trust and David W. Zalaznick as appointee of David W. Zalaznick) and two of whom shall be appointed by Leucadia, Inc. (initially Ian M. Cumming and Joseph S. Steinberg). If, at any time, there

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     shall only be one Managing Partner, he shall have the right to appoint two members of the Committee.

               "Initial Capital Contribution" shall have the meaning set forth in Section 3.2 hereof.

               "Legal Representative" shall mean any and all executors, administrators, personal representatives, committees, guardians, receivers, fiduciaries, conservators or trustees, in Bankruptcy or otherwise, of a Partner.

               "Leucadia Committee Members" shall mean Ian M. Cumming and Joseph S. Steinberg, or such other members of the Committee as shall be appointed by Leucadia, Inc.

               "Liquidating Agent" shall have the meaning set forth in subsection (b) of Section 5.4 hereof.

               "Managing Partner" shall mean each of The John W. Jordan II Revocable Trust and David W. Zalaznick and, unless the context indicates otherwise, shall include any successor Managing Partner. Where action is required to be take under this Agreement by a Managing Partner, the Managing Partners shall mutually agree on which Managing Partner shall so act. If the Managing Partners are unable to so agree, the Managing Partner to take action shall be determined by the Leucadia Committee Members.

               "Permanent Disability" shall mean, with respect to any natural person, (i) his inability, by reason of illness, insanity or incompetence (whether or not adjudicated) or otherwise to perform his principal duties and functions hereunder for a period of four consecutive months or (ii) the earlier adjudication of his insanity or incompetency.

               "Termination" shall mean, with respect to The John W. Jordan II Revocable Trust, (i) the revocation or other termination of such trust, (ii) the failure of John W. Jordan II to be sole trustee or
     (iii) the death or Permanent Disability of John W. Jordan II, unless in the case of (ii) and (iii) the Partners, each in the exercise of its sole discretion, shall have unanimously approved a substitute therefor.

               (b) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole as the same may from time to time be amended or supplemented, and not to any particular Article, Section or subsection contained in this Agreement.

     Section 1.6.  Fiscal Year
     -------------------------

               The fiscal year of the Partnership for financial, accounting and tax purposes shall end upon each December 31.

                                   ARTICLE II

                             MANAGEMENT OF BUSINESS
                             ----------------------

     Section 2.1.  Services of Messrs. Jordan and Zalaznick
                   ----------------------------------------

                    Throughout the term of the Partnership:

               (a) Leucadia, Inc. shall include Messrs. Jordan and Zalaznick and the Partnership's other employees under its medical and other employee benefit plans (other than pension, stock option, retirement, bonus and similar plans) if arrangements toward that end can be effected with the carriers and the Partnership shall reimburse Leucadia, Inc. for the incremental costs thereof;

               (b) The John W. Jordan II Revocable Trust agrees to use its best efforts to cause John W. Jordan II (or, in the event of his death or Permanent Disability, such substitute, if any, as the Partners shall unanimously approve) to fulfill the obligations set forth in
     Section 2.1(a)(ii) hereof; and

               (c) Each of Messrs. Jordan (or his substitute, if any) and Zalaznick, and any other individual retained pursuant to Section 2.2 hereof shall, for the term of the Partnership, not be obligated to devote full time to the conduct of the Partnership's affairs but shall devote so much of his business time as shall be necessary for the proper conduct of the Partnership's affairs, to implement the purposes set forth in Section 1.2 hereof and to perform services for The Jordan/Zalaznick Capital Company ("JZCC"), Mezzanine Capital & Income Trust 2001 PLC, Jordan/Zalaznick Advisors, Inc., Jordan Industries, Inc. ("JII"), Mountbatten Management Corporation and any other partnerships or entities of which The John
     W. Jordan II Revocable Trust, David W. Zalaznick and Leucadia, Inc. are the sole general partners or controlling shareholders.

     Section 2.2.  Managing Partners
     -------------------------------

               Third parties dealing with the Partnership may rely conclusively upon the power and authority of a Managing Partner as herein set forth.

               A Managing Partner shall have the right to manage the Partnership's business including the right to (i) sign, endorse, negotiate, and transfer any check, draft or other instrument of Partnership; and (ii) take all other action on behalf of the Partnership authorized by this Agreement to be taken by a Managing Partner. A Managing Partner shall have the right to select an individual to be retained by the Partnership to perform services in implementation of the purposes set forth in Section 1.2 hereof, subject to the terms set forth in Section 2.1 hereof.

               A Managing Partner shall not, without the written consent of three other members of the Committee, have the authority to do any of the following: (i) to pledge, hypothecate, assign, encumber or otherwise so act with respect to

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     Partnership assets; (ii) to borrow on behalf of the Partnership; (iii)
     to take any action in contravention of this Agreement; (iv) to taken any action which would make it impossible to carry on the Partnership's business; (v) to sell or exchange all or substantially all of the Partnership's assets; (vi) to admit any additional
     Partners; (vii) to amend this Agreement or to change or reorganize the Partnership into any other legal form; or (viii) modify the terms under which Messrs. Jordan and Zalaznick are retained by the Partnership.

     Section 2.3.  Delegation of Authority
     -------------------------------------

               Each of the Managing Partners is delegated the authority to cause or permit the Partnership to do any and all other things not specifically permitted in Section 2.2 as in his judgment shall be necessary or desirable for the benefit of the Partnership, with the prior written consent of at least three members of the Committee; provided the Partnership shall not without the unanimous prior written consent of the Partners engage in any business activity other than as set forth in Section 1.2.

     Section 2.4.  Permitted Transactions
     ------------------------------------

               (a) Each of the Partners consents that any Partner and any Affiliate of any Partner may, directly or indirectly, engage in or possess an interest in any other present or future business venture of any nature or description for his or its own account,


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


     independently or with others, including, without limitation, any aspect of the securities or financing business; and neither the Partnership nor any Partner shall have any rights in or to such independent venture or the outcome or profit derived therefrom. Notwithstanding the foregoing, neither the John W. Jordan II Revocable Trust, John W. Jordan II nor David W. Zalaznick shall, during the term hereof, engage in any activities of the nature set forth in Section
     1.2 except (i) for the account of and on behalf of the Partnership, the Jordan/Zalaznick Capital Company or any other partnership of which The John W. Jordan II Revocable Trust, David W. Zalaznick and Leucadia, Inc. are the sole general partners or (ii) as set forth in Exhibit A hereto.

               (b) The fact that any employee, partner, officer or director of either a Partner or an Affiliate of a Partner, or that any Partner, Affiliate of a Partner or member of any individual Partner's family, is employed by, or is directly or indirectly interested in or connected with, or is, any person, firm or corporation employed by the Partnership to render or perform a service, or from or through whom the Partnership may make any sale or purchase, shall not prohibit the Partnership from engaging in any transaction with such person, firm or corporation, or create any duty of legal justification additional to that which would exist if such person, firm or corporation was not so related to the Partnership, and neither the Partnership nor any other Partner shall have any rights in or to any income or profit derived from such transaction by such Partner, person, firm or corporation.

               (c) The Partnership is specifically authorized to utilize any Affiliate of a Partner, or any of the legal counsel, accountants and/or other experts or advisers heretofore or hereafter utilized by a Partner or any of his or its Affiliates, to provide services to the Partnership. Each Managing Partner is specifically authorized to cause the Partnership to pay any such Affiliate, legal counsel, accountant and/or other expert or adviser a fee for any such services to the Partnership, provided that the Managing Partner, in good faith, determines that such fee is comparable to that which would be charged to customers not affiliated with a Partner for similar services.

               (d) The retention by the Partnership of the services of any Affiliates of a Partner shall not constitute any such affiliate a co-partner or joint venturer with the Partnership, and the relationship of the Partnership to each such Affiliate shall at all times remain that of principal and independent contractor, respectively.

     Section 2.5.  Loans
     -------------------

               Any Partner may, but shall not be required to, make loans to the Partnership and in respect of such loans shall, to the extent permitted by applicable law, be treated as a creditor of the Partnership. Such loans and interest thereon (at terms agreed upon by the lending Partner and at least three members of the Committee) shall constitute obligations of the Partnership. Any such loans shall not increase such Partner's capital contribution or entitle him or it to any increase in his or its share of the profits of the Partnership nor subject him or it to any greater allocated portion of losses which he or it may sustain as provided herein.

     Section 2.6.  Exculpation
     -------------------------

               None of the Partners (including a Managing Partner) shall be liable, in damages or otherwise, to the Partnership or to any of the Partners, for any act or omission on his or its part, or any act or omission of any employee, agent or attorney-in-fact of the Partnership, except for the results of his or its own gross negligence, willful misconduct or bad faith. The Partnership shall indemnify, defend and hold harmless each Partner (including a Managing Partner) from and against any costs, expenses, damages, claims and personal liability including judgments, fines, amounts paid in settlement (with the consent of three members of the Committee) and related expenses (including fees and expenses of counsel) arising out of any claim or liability of any nature whatsoever in respect of the assets or business of the Partnership, except where attributable to the gross negligence, willful misconduct or bad faith of the Partner

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     (including a Managing Partner) and except to the extent
     indemnification is provided or is available from Clients. The Partners (including a Managing Partner) shall be entitled to rely on the advice of counsel, public accountants or other experts, and any act or omission of any Partner (including a Managing Partner) in reliance in good faith on such advice shall in no event subject such Partner to liability to any other Partner or the Partnership.

     Section 2.7.  Partnership Liabilities in Excess
     -----------------------------------------------
                   of Partnership Assets
                   ---------------------

               Any liabilities or obligations of the Partnership shall first be paid or satisfied from the assets of the Partnership. In the event and to the extent that the Partnership shall incur or suffer liabilities or obligations in excess of the assets of the Partnership, the Partners shall pay or repay to the Partnership amounts necessary to discharge or pay such liabilities or obligations in proportion to their respective percentages applicable at the time of incurrence or sufferance set forth in Section 5.1(a)(i); and provided further that, to the extent that any Partner repays or pays a greater amount than is provided for above in this Section 2.7, such Partner shall have a right of contribution from each other Partner to the extent that such other Partner has repaid or paid to the Partnership a lesser amount than as provided for above in this Section 2.7.

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


                                   ARTICLE III

                     CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS
                     ---------------------------------------

     Section 3.1.  Capital Accounts
     ------------------------------

               There shall be one class of capital account ("Capital Accounts") maintained on the books of the Partnership. Separate Capital Accounts shall be maintained for each Partner for the Partner's respective capital contributions to the Partnership. Each Capital Account for a Partner shall consist of (i) the Initial Capital Contribution with respect to such Capital Account, (ii) increased by
     (a) any Additional Capital Contributions to such Capital Account made by the Partner and (b) the Partner's share of income and gains allocated to such Capital Account and (iii) decreased by (a) any distributions made to the Partner with respect to such Capital Account and (b) the Partner's share of losses and deductions with respect to such Capital Account.

     Section 3.2.  Initial Capital Contributions
     -------------------------------------------

               The initial Capital Contributed in cash on behalf of each Partner with respect to each Capital Account (the "Initial Capital Contribution") was as follows: The John W. Jordan II Revocable Trust
     - $1; David W. Zalaznick - $1; and Leucadia, Inc. - $75,000.

     Section 3.3.  Additional Capital Contributions
     ----------------------------------------------

               During the time of the Partnership, Leucadia, Inc. shall make additional cash contributions to the Partnership with respect to its Capital Account as follows: (i) on each of January 2, 1990, April 1, 1990, July 1, 1990 and October 1, 1990 - $625,000; (ii) on each of
     January 2, 1991, April 1, 1991, July 1, 1991 and October 1, 1991 -
     $687,500 and (iii) on each of January 2, 1992, April 1, 1992, July 1, 1992 and October 1, 1992 - $750,000 and each such quarterly period thereafter.


     Section 3.4.  No Interest on or Withdrawal of Capital
     -----------------------------------------------------
                   Contributions
                   -------------

               No interest shall be paid to any Partner on his or its Capital Contributions to the Partnership. No Partner shall be entitled to withdraw any of his or its Capital contributions to the Partnership, nor shall any Partner have any right to receive any funds or property of the Partnership, except as provided in this Agreement.

                                   ARTICLE IV

                      ADMISSION AND WITHDRAWAL OF PARTNERS
                      ------------------------------------

     Section 4.1.  Withdrawal by Partner
     -----------------------------------

               Without the written consent of at least three members of the Committee, no Partner shall withdraw from the Partnership prior to its dissolution pursuant to subsection (a) of Section 5.4 hereof.

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

     Section 4.2.  Admission of Additional Partners
     ----------------------------------------------

               Except as provided in Section 4.3 hereof or as otherwise agreed to in writing by all Partners, no additional Partner shall be admitted to the Partnership.

     Section 4.3.  Sale of Partnership Interest; Substituted
     -------------------------------------------------------

                   Partner
                   -------

               Without the written consent of all members of the Committee, no Partner may sell, assign, transfer, pledge, hypothecate or encumber all or any part of his interest (including a beneficial interest in the right to receive distributions and allocations of profit and loss) in the Partnership.

     Section 4.4.  Resignation, Removal, Termination,
     ------------------------------------------------
                   Bankruptcy, Death or Permanent Disability
                   -----------------------------------------
                   of a Managing Partner
                   ---------------------

               (a) A Managing Partner shall be removed as Managing Partner by a writing signed by at least three members of the Committee.

               (b) In the event of the resignation, removal, Bankruptcy, Termination, death or Permanent Disability of all Managing Partners, if at such time there is more than one Managing Partner, or, if there is only one Managing Partner at such time, in the event of such sole Managing Partner's resignation, removal, Bankruptcy, Termination, death or Permanent Disability, the Partnership shall dissolve; provided, however, that the Partners acting unanimously may appoint a successor Managing Partner(s) within 60 days of the resignation, removal,

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     Bankruptcy, Termination, death or Permanent Disability of the Managing
     Partner(s) to continue the business of the Partnership. For purposes of the appointment of a successor Managing Partner, a Managing Partner who has been removed or otherwise is no longer serving as such pursuant to (a) above shall be deemed to have appointed such successor as shall have been designated by the other Partners.

               (c) Notwithstanding anything to the contrary contained herein, a Managing Partner who has resigned or been removed shall have the right to retain his interest in the Partnership, and the Legal Representative of such a Managing Partner shall succeed to the rights of the Managing Partner to receive allocations and distributions hereunder. In the event that the Partners elect to continue the business of the Partnership in accordance with subsection (b) above following the Termination, death or Permanent Disability of the Managing Partner, the right of the Managing Partner (or his Legal Representative) to receive distributions pursuant to Section 5.1(a) shall be limited to, and shall terminate in full upon payment of, (i) Net Buy-Out Fees and Net Investment Banking Fees in respect of Buy-Outs completed on or before the date of Termination, death or Permanent Disability or for which a definitive agreement had been executed on or before such date and (ii) Net Consulting Fees (and directors fees) accrued to the date of Termination, death or Permanent Disability.


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


     Section 4.5.  Bankruptcy, Dissolution, Liquidation,
     ---------------------------------------------------
                   Termination, Death or Permanent Disability
                   ------------------------------------------
                   of a Partner
                   ------------

               (a) In the event of the Bankruptcy, dissolution, liquidation, Termination, death or Permanent Disability of a Partner (other than an event dealt with under Section 4.4 hereof) (the "Withdrawing Partner"), the Partnership shall dissolve; provided, however, that the remaining Partners acting unanimously shall have the right, but not the obligation, to continue the business of the Partnership by notifying a Managing Partner within 60 days after the Bankruptcy, dissolution, liquidation, Termination, death or Permanent Disability of the Withdrawing Partner. In the event that the Partners so elect to continue the business of the Partnership, the Legal Representative of the Withdrawing Partner shall succeed to the rights of such Withdrawing Partner hereunder.

               (b) In the event that the Partners elect to continue the business of the Partnership in accordance with subsection (a) above following the Termination, death or Permanent Disability of a Partner other than the Managing Partner, the right of the Withdrawing Partner to receive distributions pursuant to Section 5.1(a) shall be limited to, and shall terminate in full upon payment of, (i) Net Buy-Out Fees and Net Investment Banking Fees in respect of Buy-Outs completed on or before the date of Termination, death or Permanent Disability or for which a definitive agreement had been executed on or before such date and (ii) Net Consulting Fees (and directors fees) accrued to the date of Termination, death or Permanent Disability.

                                    ARTICLE V

                           DISTRIBUTIONS AND EXPENSES;
                  ALLOCATION OF PROFIT AND LOSS; OPPORTUNITIES;
                      DISSOLUTION AND LIQUIDATION; RESERVES
                  ---------------------------------------------

     Section 5.1.  Distributions
     ---------------------------

               (a) A Managing Partner, upon the written consent of at least three members of the Committee, may cause the Partnership to make distributions to the Partners. The amount of distributions to which each Partner shall be entitled shall be calculated by the Managing Partner based on fees received to date. Specifically, the Managing Partner shall allocate fees to the Partners as follows:

                    (i) Fees received by the Partnership in connection with effecting Buy-Outs ("Net Buy-Out Fees") shall be allocated as follows:

                         (A) Fees earned prior to December 31, 1983 (plus the David B. Lilly transaction) - The John W. Jordan II Revocable Trust - 30%; David W. Zalaznick - 20%; and Leucadia, Inc. - 50%.


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


                         (B) Fees earned in calendar 1984 - The John W. Jordan II Revocable Trust - 39%; David W. Zalaznick - 26%; and Leucadia, Inc. - 35%.

                         (C) Fees earned in calendar 1985 - The John W. Jordan II Revocable Trust - 35%; David W. Zalaznick - 35%; and Leucadia, Inc. - 30%.

                         (D) Fees earned in calendar 1986 - The John W. Jordan II Revocable Trust - 37.5%; David W. Zalaznick - 37.5%; and Leucadia, Inc. - 25%.

                         (E) Fees earned in calendar 1987 and thereafter - The John W. Jordan II Revocable Trust - 37.5%; David W. Zalaznick - 37.5%; and Leucadia, Inc. - 25%.

                    (ii) Fees received from other investment banking
               services ("Net Investment Banking Fees") shall be allocated in the same manner as the Net Buy-Out Fees.

                   (iii) Fees received by the Partnership for consulting,
               management or financing services after Buy-Outs ("Net Consulting Fees") shall be allocated as follows:

                         (A) Fees earned from companies involved in Buy-Outs which closed prior to December 31, 1983 (plus the David B. Lilly transaction) - The John

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


                    W. Jordan II Revocable Trust - 25%; David W. Zalaznick
                    - 25%; and Leucadia, Inc. - 50%.

                         (B) Fees earned from companies involved in Buy-Outs which closed in calendar 1984 (except David B. Lilly) - The John W. Jordan II Revocable Trust - 32-1/2%; David W. Zalaznick - 32-1/2%; and Leucadia, Inc.- 35%.

                         (C) Fees earned from companies involved in Buy-Outs which closed in calendar 1985 - The John W. Jordan II Revocable Trust - 35%; David W. Zalaznick - 35%; and Leucadia, Inc. - 30%.

                         (D)  Fees earned from companies involved in Buy-
                    Outs which closed in calendar 1986 - The John W. Jordan
                    II Revocable Trust - 37-1/2%; David W. Zalaznick - 37-1/2%; and Leucadia, Inc. - 25%.

                         (E) Fees earned from companies involved in Buy-Outs which closed in calendar 1987 and thereafter - The John W. Jordan II Revocable Trust - 37-1/2%; David W. Zalaznick - 37-1/2%; and Leucadia, Inc. - 25%.

                    (iv) Any directors fees earned from Clients shall belong to the individual directors and shall not be Partnership property.


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


               (b) Any distributions pursuant to Section 5.1 shall be made in cash, unless a Managing Partner, with the written consent of at least three members of the Committee, shall determine to make all or any portion of such determinations in kind.

     Section 5.2.  Allocation of Net Profit and Net Loss
     ---------------------------------------------------

               For federal, state and local income tax purposes, the Partnership's income, gains, deductions and losses shall be allocated among the Partners as follows:

               (a) For each fiscal year of the Partnership, the income and gains of the Partnership (other than Client reimbursement) shall be allocated among the parties in the same ratio as cash was distributed or would be distributable pursuant to Section 5.1(a) for the fiscal year.

               (b) For each fiscal year of the Partnership, the deductions and losses (other than the expenses reimbursed by Clients) of the Partnership shall be allocated as follows:

                    (i) first, to Leucadia, Inc. an amount of deductions and losses equal to, in respect of the Partnership's initial fiscal year, the sum of Leucadia, Inc.'s Initial Capital Contribution and Additional Capital Contributions pursuant to subsection (a) of Section 3.3 hereof to the Partnership for such fiscal year and, in respect of each fiscal year of the Partnership thereafter, the amount of Leucadia, Inc.'s

               Additional Capital Contributions pursuant to subsection (a) of Section 3.3 hereof to the Partnership for such fiscal year;

                    (ii) then, to the Partners to the extent of income and gains of the Partnership for such fiscal year, in the same manner as income and gains are allocated for such fiscal year; and

                   (iii) then, to the Partners (including Leucadia, Inc.) in the ratio of any other Additional Capital Contributions pursuant to Section 2.7 hereof by Partners to the Partnership for such fiscal year of the Partnership.

     Section 5.3.  Client Opportunities
     ----------------------------------

               To the extent that the Partnership, in arranging Buy-Outs, becomes aware of opportunities to invest in Clients in connection with Buy-Outs, the Partnership shall make available such opportunities to the Partners i the percentages set forth in Section 5.01(a)(i). If any Partner chooses not to so invest after being given 10 days to decide, the Partnership shall make the opportunity available to the Partners who choose to invest in the Client, each such opportunity to be made available to the Partners pro rata in accordance with the percentages set forth in Section 5.1(a)(i). It is contemplated that the Partnership, in each case subject to the written approval of each of the

     Partners, shall make a portion of the opportunities of which it becomes aware available to persons other than Partners, and that the opportunities made available to the Partners in accordance with the two preceding sentences of this paragraph shall be net of the opportunities accepted by such other persons.

               It is acknowledged and agreed that Jordan/Zalaznick Advisors Inc./Mezzanine Capital & Income Trust 2001 PLC constituted the "Vehicle" referred to in the Second Restatement of the Articles and Agreement of General Partnership of the Partnership in which the opportunity was made available to the Partners in the following percentages: The John W. Jordan II Revocable Trust - 45; David W. Zalaznick - 45%; and Leucadia, Inc. - 10%.

               Leucadia, Inc. shall be given the opportunity to name a director of each Client to the extent that such naming is within the control of the Partners or the Managing Partners. The Committee shall meet at least once every three months to review the activities of the Managing Partner.

     Sections 5.4.  Dissolution and Liquidation
     ------------------------------------------

               (a) The Partnership shall be dissolved on the earliest to occur of the following:

                    (i) the sale, transfer or other disposition of all or substantially all of the assets held by the Partnership;

                   (ii) the removal, resignation, Bankruptcy, Termination, death or Permanent Disability of both of the Managing Partners, unless the Partners unanimously elect to continue the business of the Partnership, as provided for in
               Section 4.4(b) hereof;

                  (iii) Upon the consent in writing of at least three members of the Committee;

                   (iv) The Bankruptcy, dissolution, liquidation, Termination, death or Permanent Disability of a Partner (other than that of both of the Managing Partners), unless the Partners unanimously elect to continue the business of the Partnership as provided for in Section 4.5 hereof;

                    (v) On the last day of a calendar quarter upon at least 30 days' prior written notice to that effect given by The John W. Jordan II Revocable Trust or David Zalaznick, as a Managing Partner, which notice may only be given if such Managing Partner has raised a "Fund." For this purpose, a "Fund" shall be an arrangement or arrangements pursuant to which such Managing Partner or his Affiliate shall have the right to direct the investment of at least $100 million of capital;

                   (vi) On the last day of any calendar year upon at least 90 days prior written notice to that effect is given by any Partner; or

                  (vii)  December 31, 1999.

               (b) Upon dissolution of the Partnership for any reason, the Partnership shall continue in existence for the purpose of winding up its affairs, and the property and business of the Partnership shall be liquidated (except as otherwise provided in subsection (d) of this Section 5.4) by a Managing Partner, or in the event of the unavailability of either of the Managing Partners, by such Partner or other person (the "Liquidating Agent") as shall be designated by Leucadia, Inc.

               (c) As soon as practicable after the effective date of dissolution of the Partnership, the Partnership's assets shall be distributed in the following manner and order of priority:

                    (i) claims of all creditors of the Partnership who are not Partners shall be paid and discharged;

                   (ii) claims of all creditors of the Partnership who are Partners shall be paid and discharged;

                  (iii) the remaining assets shall be distributed to the Partners in accordance with Section 5.1(a)(i).

               (d) Whether any assets of the Partnership shall be liquidated through sale or shall be distributed in kind, shall be a matter for the discretion of the Managing Partner (or the

     Liquidating Agent) acting with the written consent of three members of the Committee; provided, however, that if distribution is made in kind, in whole or in part, to the extent practicable, amount of particular securities held by the Partnership shall be distributed pro rata in accordance with the applicable priorities set forth in subsections (c)(ii) and (iii) of this Section 5.4. Upon dissolution of the Partnership the name "Jordan Company" shall belong to The John
     W. Jordan II Revocable Trust; provided, however, that in the event of the death or Permanent Disability of John W. Jordan II, such name shall belong to David W. Zalaznick (if he shall be alive).

               (e) Each of the Partners shall be furnished with a statement prepared by the Partnership's accountants which shall set forth the assets and liabilities of the Partnership as at the date of complete liquidation. Upon compliance by a Managing Partner with the foregoing distribution plan, the Partners shall cease to be such, and a Managing Partner shall execute, acknowledge and cause to be filed a certificate of cancellation of the Partnership; however, a Managing Partner shall retain full authority to direct the disbursement and/or the distribution of the funds, if any, held pursuant to the provisions of this Agreement (including subsection (a) of Section 5.5), which funds shall be distributed in accordance with the priorities set forth in subsection (c) of this Section 5.4.

               (f) No Partner shall be personally liable to any other Partner for the return of his or its Capital Contributions or any portion thereof; any such return shall be made solely from Partnership assets in accordance with the priorities established by this Agreement.

     Section 5.5.  Amounts Reserved
     ------------------------------

               (a) If there is any pending transaction or claim by or against the Partnership as to which the interest or obligation of the Partnership therein cannot, in the judgment of a Managing Partner (or the Liquidating Agent), be then ascertained, then, notwithstanding any other provision of this Agreement to the contrary, (i) if such transaction or claim shall constitute an asset or potential asset of the Partnership, the value or potential value thereof as specified by a Managing Partner with the written consent of three members of the Committee, shall be added to the valuation of the assets of the Partnership for purposes of computing the distributions to be made pursuant to Section 5.1 and/or Section 5.4 hereof, or (ii) if such transaction or claim shall constitute a liability or potential liability of the Partnership, then an amount specified by a Managing Partner acting with the written consent of three members of the Committee as a reserve for any loss or probable loss therefrom shall be deducted from the valuation of assets of the Partnership for purposes of computing the distributions to be made pursuant to Section 5.1 and/or Section 5.4 hereof, whether or not such reserve is required to be established therefor for financial accounting purposes.

               (b) Upon determination by a Managing Partner (or the Liquidating Agent) with the written consent of three members of the Committee that circumstances no longer require the retention of any sum or assets as provided in this Section 5.5, a Managing Partner (or the Liquidating Agent) shall, at the earliest practical time pay such sum or deliver such assets, without interest, in accordance with applicable priorities set forth in this Agreement.

     Section 5.6.  Special Arrangements
     ----------------------------------

               (a) If the John W. Jordan II Revocable Trust or David W. Zalaznick, as a Managing Partner or any of their respective Affiliates raises a "Fund," then Leucadia, Inc. shall have a 10% interest in all profit participations received by such Managing Partner or his Affiliates from such Fund and a 10% interest in all Net Consulting Fees and Net Investment Banking Fees (collectively, "Net Fees") received by such Managing Partner or his Affiliates from transactions and/or investee companies of the Fund, but Leucadia, Inc. shall have no interest in any Management Fees received by such Managing Partner or his Affiliates from such Fund or in any profit participations, Net Fees or Management Fees received by such Managing Partner or his Affiliates from or in respect of any other fund raised by the Managing Partner or his Affiliates. For example, if such Managing Partner or his Affiliates receives from such Fund a $500,000 asset management fee, $500,000 in Net Fees and $2,000,000 in profit participation, Leucadia, Inc. shall be entitled to no part of the asset management fee, $50,000 of the Net Fees ($500,000 x 10% = $50,000) and $200,000 of the profit participation ($2,000,000 x 10% = $200,000) received by the Managing Partner or his Affiliates from or in respect of the Fund. Payments in respect of Leucadia, Inc.'s interest in such sums shall be made promptly upon receipt thereof by the Managing Partner or his Affiliates from or in respect of the Fund.

               (b) If the Partnership is dissolved pursuant to Section 5.04(a) because of any of the events enumerated therein, then,

                    (i) in addition to all other sums to which Leucadia, Inc. shall be entitled under this Agreement, Leucadia, Inc. shall be entitled to receive its pro rata partnership interest in all Net Buyout Fees and Net Investment Banking Fees received from Clients pursuant to definitive agreements entered into prior to the dissolution of the Partnership; and

                   (ii) for so long as either or both of The John W. Jordan II Revocable Trust and David W. Zalaznick or any

               Affiliate receive Net Consulting Fees from Clients (including Clients of the affiliated entities referred to in subparagraph (d) below) existing at the time of dissolution of the Partnership, Leucadia, Inc. shall be entitled to promptly receive from The John W. Jordan II Revocable Trust and David W. Zalaznick a percentage of Net Consulting Fees received from Clients. The percentages to be received by Leucadia, Inc. are as follows:

                         (A) Fees earned from companies involved in Buy-Outs which closed prior to December 3, 1983 (plus the David B. Lilly transaction) - 50% (See Exhibit I, Schedule A);

                         (B) Fees earned from companies involved in Buy-Outs which closed in calendar year 1984 (except David
                    B. Lilly) - 35% (See Exhibit I, Schedule B);

                         (C) Fees earned from companies involved in Buy-Outs which closed in calendar year 1985 - 30% (See
                    Exhibit I - Schedule C);

                         (D) Fees earned from companies involved in Buy-Outs which closed in calendar year 1986 and all years thereafter - 25% (See Exhibit I, Schedule D).

                    The foregoing percentages shall only be payable with respect to that portion of Net Consulting Fees received from each Client that exceeds $50,000 in any calendar year. A Managing Partner shall cause Exhibit I, Schedule D to be updated annually as of December 31 of each year and each such updated Exhibit I shall be incorporated automatically as an exhibit to this Agreement.

               Notwithstanding anything to the contrary contained herein, with respect to Net Consulting Fees paid by JII, Leucadia, Inc. shall be entitled to receive (x) 16.975% of the first $1 million of Net Consulting Fees paid in any calendar year, and (y) for so long as Leucadia remains a shareholder of JII, 10% of all Net Consulting Fees paid in excess of $1 million in any calendar year. The foregoing fees shall not be reduced by the $50,000 amount referenced above.

               With respect to Jordan/Zalaznick Advisors, Inc. ("JZAI"), no provision of this Agreement shall affect Leucadia, Inc.'s right to receive 10% of the net income of JZAI for so long as JZAI remains in existence. The foregoing payments shall not be reduced by the $50,000 amount referenced.

               (c) It is expressly agreed by the Partners that all consulting fees paid to the Partnership by the companies listed on
     Exhibit I, Schedule E, shall be the exclusive property of The John W. Jordan II Revocable Trust and David W. Zalaznick.

               (d) It is expressly acknowledged that all companies listed on Exhibit I, Schedules A,B,C & D are Clients of either the Partnership, JZCC or TJC Management Corp. ("TJM"). For purposes of this Agreement, JZCC and TJM shall each be deemed an Affiliated Entity. In the event that the Partnership is dissolved pursuant to
     Section 5(a) hereof, all of The John W. Jordan II Revocable Trust's and David W. Zalaznick's obligations to make payments to Leucadia, Inc. pursuant to Section 5.06(b) hereof may be satisfied by any Affiliated Entity.

                                   ARTICLE VI

                         PARTNERSHIP COSTS AND EXPENSES
                         ------------------------------

     Section 6.1.  Compensation to Managing Partners
     -----------------------------------------------

               (a) The Partnership shall pay, as a fee (the "Management Fee") for the services set forth in Section 2.1(a)(iii), the excess of the Additional Capital Contributions made by Leucadia, Inc. over the expenses of the Partnership (to the extent not reimbursed by Clients) to John W. Jordan II and David W. Zalaznick in such proportions as they may agree but not in excess of $625,000 per calendar quarter of 1990, $687,500 per calendar quarter of 1991 and $750,000 per calendar quarter of

     1992 and thereafter. The Management Fee will be treated by the Partnership as a deduction. Any Managing Partner is authorized to make the payments set forth in this paragraph.

               The Managing Partners shall not receive any other compensation or fee for services hereunder, except as provided for in this Agreement.

               (b) In 1991, the Partnership acquired a controlling interest in Fannie May Candy Company, a Chicago based candy manufacturer. The Partnership will open a Chicago office to allow the John W. Jordan II Revocable Trust, as a Managing Partner, to monitor the Partnership's investment in Fannie May Candy Company as well as to more closely monitor its continuing investment in Jordan Industries, Inc., which is headquartered in Deerfield, Illinois, a Chicago suburb. In order to manage the Partnership's increasing Chicago area business investments better, in 1991 Mr. Jordan relocated his permanent residence from New York to Illinois. The Partnership's continued New York business interests, however, requires Mr. Jordan periodically to return to New York. In recognition of the additional expenses incurred by Mr. Jordan on behalf of the Partnership in maintaining a New York place of abode for this purpose, and in order to facilitate Mr. Jordan's New York business trips, as compensation for the expenses Mr. Jordan incurs in continuing to maintain a New York place of abode for Partnership business purposes, it is hereby agreed that for purposes of Section 6.1(a) hereof, Messrs. Jordan and Zalaznick agree that the Partnership shall pay to Mr. Jordan the first $250,000 of the Management Fee per calendar year commencing in calendar 1992, with the balance of the Management Fee to be allocated as agreed upon by Messrs. Jordan and Zalaznick pursuant to Section 6.1(a). The allocation of $250,000 of the Management Fee pursuant to this subsection 6.1(b) will be reviewed annually.

     Section 6.2.  Organizational Expenses
     -------------------------------------

               The Partnership shall pay all expenses, including any legal and accounting fees and disbursements, incurred in connection with the organization of the Partnership.

     Section 6.3.  Operating Expenses
     --------------------------------

               (a) A Managing Partner may, in his sole discretion, as needed for the proper conduct of the Partnership business, incur telephone, telegraph, secretarial, bookkeeping, publication, consulting, accounting and legal expenses, and such other ordinary operating costs and expenses.

               (b) Messrs. Jordan and Zalaznick shall be reimbursed for their reasonable out-of-pocket expenses incurred by them in discharging their functions and responsibilities hereunder.

               (c) The expenses of the Partnership, including the management fee, shall be paid from the Additional Capital
     Contributions, to the extent thereof.

                                   ARTICLE VII

                               REPORT TO PARTNERS
                               ------------------

     Section 7.1.  Books of Account
     ------------------------------

               Appropriate books of account shall be kept at the principal place of business of the Partnership, and each Partner and its representatives shall have access to all books, records and accounts and the right to make copies thereof during regular business hours.

     Section 7.2.  Audit and Reports
     -------------------------------

               (a) If requested by at least two members of the Committee, the books and records of the Partnership shall be audited as of the end of each fiscal year of the Partnership by a firm of independent accountants selected by three members of the Committee. Within 90 days after the end of each fiscal year, the Partnership shall furnish to each Partner a report setting forth as at the end of such fiscal year:

                    (i) a balance sheet and income statement (for each such fiscal year) of the Partnership reported on by such accounting firm, if applicable;

                   (ii)  such Partner's Capital Account;

                  (iii) the amount of such Partner's share in the Partnership's taxable income or loss for such year, in sufficient detail to enable him or it to prepare his or its applicable federal, state and other tax returns; and

                   (iv) any other additional information which a Managing Partner shall deem necessary or appropriate.

               (b) A Managing Partner shall prepare or cause to be prepared all applicable federal, state and local tax returns ("Returns") for each year for which such Returns are required to be filed. With the approval of at least three members of the Committee, a Managing Partner shall also determine whether to make any applicable election, claim any available credit or adopt any other method or procedure relating to the preparation of the Returns, and shall have the power to take any and all action necessary or appropriate under applicable or relevant laws or regulations thereunder. All tax elections and determinations so made by the Managing Partner shall be final and binding upon all Partners and their respective successors, assigns, heirs and Legal Representatives.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

     Section 8.1.  Binding Effect
     ----------------------------

               This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs and Legal Representatives of the respective Partners.

     Section 8.2.  Notices
     ---------------------

               All notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, to the Partnership, 9 West 57th Street, New York, New York 10019, and to Leucadia at 315 Park Avenue South, New York, New York 10010, or such other address of the Partnership as to which the Partners shall have been given notice, and to the Partners, at the respective addresses last made known to the Partnership. A Partner may designate a new address by notice to that effect given to the Partnership.

     Section 8.3.  Counterparts
     --------------------------

               This Agreement may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same Agreement.

     Section 8.4.  Completeness; Amendment
     -------------------------------------

               This Agreement sets forth the entire understanding of the parties hereto, and no provision hereof may be amended, waived or modified at any time except with the written consent of all Partners.

     Section 8.5.  Power of Attorney
     -------------------------------

               Each of the Partners hereby irrevocably constitutes and appoints each of the Managing Partners his or its true and lawful representative and attorney in fact, in his or its name, place and stead, to make, execute, acknowledge and file with the appropriate authority:

                    (i) any certificate and other instruments which may be required to be filed by the Partnership under the laws of any jurisdiction or which such Managing Partner shall deem advisable, in his sole discretion, to file; and

                   (ii) any certificate or other instruments which may be required to effectuate the dissolution and termination of the Partnership as provided for hereunder; it being expressly understood and intended by each of the Partners that such power of attorney shall be irrevocable and shall survive any assignment or attempted assignment of the whole or any part of the interest in the Partnership of a Partner and, in the event of a permitted assignment hereunder, shall be binding upon the assignee thereof.

     Section 8.6.  Section Headings
     ------------------------------

               The section headings contained in this Agreement are for convenience of reference only and shall not limit or define the text hereof.

     Section 8.7.  Governing Law
     ---------------------------

               This Agreement shall be governed by and construed in accordance with the laws of New York.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              THE JOHN W. JORDAN II REVOCABLE TRUST


                              By: /s/ John W. Jordan II
                                 ---------------------------
                                 John W. Jordan II, Trustee


                                 /s/ David W. Zalaznick
                                 ---------------------------
                                 DAVID W. ZALAZNICK


                              LEUCADIA, INC.


                              By: /s/ Joseph S. Steinberg
                                 ---------------------------
                                 Joseph S. Steinberg,
                                 President